UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2016

CIFC LLC

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

1-37674	36-4814372
(Commission File Number)	(IRS Employer Identification No.)

250 Park Avenue, 4th Floor

New York, New York 10177

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 624-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                   Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders (the “Annual Meeting”) of CIFC LLC (the “Company”) was held on November 16, 2016.  At the Annual Meeting, the Company’s shareholders approved five proposals, including the proposal to authorize, approve and adopt the Agreement and Plan of Merger, dated as of August 19, 2016 (the “Merger Agreement”), by and among the Company, F.A.B. Holdings I LP and CIFC Acquisition, LLC.  In light of the approval of Proposal 1, Proposal 3 was rendered moot and therefore was not presented or voted on at the Annual Meeting. The proposals below are described in more detail in the Company’s definitive proxy statement dated October 17, 2016.  The final results of the voting are set forth below:

Proposal 1:  Authorize, Approve and Adopt the Merger Agreement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,138,878.80	11,197	7,375	0

Proposal 2:  Non-Binding Advisory Vote on the Compensation of the Company’s Named Executive Officers in Connection with the Merger.

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,762,123.80	383,322	12,006	0

Proposal 3: Not Applicable.

Proposal 4: The Election of Ten Members to the Board of Directors.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Paolo Amato	20,414,569.80	742,882	0	0
Ehud Barak	20,371,618.80	785,833	0	0
Jason Epstein	20,388,904.80	768,547	0	0
Peter Gleysteen	20,380,364.80	777,087	0	0
Andrew Intrater	20,416,319.80	741,132	0	0
Robert Machinist	20,380,898.80	776,553	0	0
Marco Musetti	20,488,695.80	668,756	0	0
Daniel Schrupp	21,061,078.80	96,373	0	0
Jeffrey Serota	21,034,397.80	123,054	0	0
Stephen F. Smith	21,028,407.80	129,044	0	0

Proposal 5:  Non-Binding Advisory Vote on the Compensation of the Company’s Named Executive Officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,856,225.80	280,621	20,605	0

Proposal 6:  Approval of the CIFC Amended and Restated Share Option and Equity Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,268,214.80	872,040	17,197	0

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIFC LLC

Date: November 16, 2016	By:	/s/ Rahul N. Agarwal
	Name:	Rahul N. Agarwal
	Title:	Chief Financial Officer

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